Exhibit 10.7

STOCK TRANSFER AGREEMENT

AND CONSENT

This Stock Transfer Agreement and Consent (this “Agreement”) is made as of April 29, 2019, between GigAcquisitions2, LLC (“GigAcquisitions2”), Northland Gig 2 Investment LLC (“Northland”, and together with GigAcquisitions2, the “Transferors”, and each individually a “Transferors”), EarlyBirdCapital, Inc. and certain of its affiliates as identified on Schedule 1 to this Agreement (each a “Transferee” and collectively the “Transferees”), and except for Section 1 only, GigCapital2, Inc., a Delaware corporation (the “Company”). Sections 4-6 and 8 shall not apply to the Transferors.

RECITALS

WHEREAS, GigAcquisitions2 owns 3,550,541 shares of the Company’s common stock and Northland owns 181,959 shares of the Company’s Common Stock (collectively, the “Founder Shares”);

WHEREAS, each Transferor, severally and not jointly, desires to transfer to the Transferees all of such Transferor’s right, title and interest to that number of shares held by such Transferor as set forth on Schedule 1 underneath such Transferor’s name, with such shares being transferred being 100,000 Founder Shares in the aggregate at an aggregate cost of $669.79;

WHEREAS, Schedule 1 sets forth the exact allocation of Founder Shares and consideration amount for each Transferee and each Transferor; and

WHEREAS, the parties desire to enter into this Agreement to specify the terms of the transfer of the Founder Shares between the Transferors and Transferees, as well as the terms of the consent to such transfer being provided by the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	TRANSFER AND ASSIGNMENT OF FOUNDER SHARES

1.1     Subject to the terms and conditions of this Stock Transfer and Joinder, each Transferor, severally and not jointly, hereby agrees to assign and transfer to the Transferees for the consideration set forth on Schedule 1 next to each Transferee, the number of shares held by such Transferor as set forth on Schedule 1 underneath such Transferor’s name and next to each Transferee. Such transfer shall be effected by the execution of this Agreement and notated on the Company’s stock ledger in book entry form.

1.2     Each Transferor has had an opportunity to review the federal, state and local tax consequences of the transfer of the Founder Shares to the Transferees and the transactions contemplated by this Agreement with its own tax advisors. Each Transferor is relying solely on such advisors and not on any statements or representations of the Transferees or the Company. Each Transferor understands that each Transferor shall be responsible for its own tax liability, if any that may arise as a result of the transaction contemplated by this Agreement.

1.3     Each Transferee, severally and not jointly, hereby accepts such transfer on the terms and conditions set forth in this Agreement, and agrees to pay the amounts set forth on Schedule 1.

2.	REPRESENTATIONS AND WARRANTIES

Each Transferee, severally and not jointly, represents and warrants as follows:

2.1     Experience, Financial Capability and Suitability. Such Transferee is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Founder Shares and (ii) able to bear the economic risk of its investment in the Founder Shares for an indefinite period of time because the Founder Shares have not been registered under the Securities Act of 1933, as amended (“the “Securities Act”) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Transferee must bear the economic risk of this investment until the Founder Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. Such Transferee is able to bear the economic risks of an investment in the Founder Shares and to afford a complete loss of Such Transferee’s investment in the Founder Shares.

2.2     Access to Information; Independent Investigation. Prior to the execution of this Agreement, such Transferee has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, such Transferee has relied solely on such Transferee’s own knowledge and understanding of the Company and its business based upon such Transferee’s own due diligence investigation and the information furnished pursuant to this paragraph.

2.3     Regulation D. Such Transferee represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

2.4     Investment Purposes. Such Transferee is purchasing the Founder Shares solely for investment purposes, for such Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Such Transferee did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.5     Restrictions on Transfer; Shell Company. Such Transferee understands the Founder Shares were initially offered to Transferors in a transaction not involving a public offering within the meaning of the Securities Act. Such Transferee understands the Founder Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and such Transferee understands that any certificate representing the Founder Shares will contain a legend in respect of such restrictions. If in the future such Transferee decides to offer, resell, pledge or otherwise transfer the Founder Shares, such Founder Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 6.1 hereof. Such Transferee agrees that if any transfer of the Founder Shares that it is acquiring or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Transferee may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, such Transferee agrees not to resell the Founder Shares. Such Transferee further acknowledges that because the Company is a shell company, Rule 144 may not be available to such Transferee for the resale of the Founder Shares until at least one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

3.	COMPANY CONSENT

Notwithstanding the restrictions on transferability agreed to by the Transferors in their respective Subscription Agreements for Founder Shares with the Company, the Company fully consents to the transfer by each Transferor to each Transferee of such number of Founder Shares as set forth on Schedule 1, subject to each Transferee agreeing to the provisions set forth in Sections 4-6 and 8.

4.	FORFEITURE OF FOUNDER SHARES

4.1     Partial or No Exercise of the Over-allotment Option. In the event the over-allotment option granted to the representative of the underwriters of the Company’s initial public offering (the “IPO”) is not exercised in full, each Transferee acknowledges and agrees that it shall forfeit any and all rights to such number of Founder Shares as set forth on Schedule 1 next to such Transferee’s name (up to an aggregate of 13,044 Founder Shares and pro rata based upon the percentage of the over-allotment option exercised) such that immediately following such forfeiture, the Transferees (and all other initial stockholders prior to the IPO plus the holders of any shares of Common Stock to be issued to service providers to the Company by the time that is immediately following the IPO) will own an aggregate number of Founder Shares (not including shares of Common Stock issuable upon exercise of any warrants or any Common Stock purchased by such Transferee in the IPO or in the aftermarket, any shares of Common Stock underlying units to be issued in a private placement at the time of the IPO or any shares of Common Stock to be issued to the underwriters at the time of the IPO) equal to 20% of the issued and outstanding Common Stock of the Company immediately following the IPO.

4.2.     Termination of Rights as Stockholder. If any of the Founder Shares are forfeited in accordance with this Section 4, then after such time the Transferees (or successor in interest), shall no longer have any rights as holders of such Founder Shares, and the Company shall take such action as is appropriate to cancel such Founder Shares.

5.	WAIVER OF LIQUIDATION DISTRIBUTIONS; REDEMPTION RIGHTS

Each Transferee hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in connection with the Founder Shares such Transferee is acquiring hereto in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event a Transferee purchases Common Stock in the IPO or in the aftermarket, any additional Common Stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will a Transferee have the right to redeem any shares of Common Stock into funds held in the Trust Account upon the successful completion of an initial business combination.

6.	RESTRICTIONS ON TRANSFER

6.1     Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between the Transferees and the Company, each Transferee agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Founder Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

6.2.     Lock-up. Each Transferee acknowledges that the Founder Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, each Transferee will agree not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares until the earlier to occur of: (A) twelve months after the completion of the Company’s initial business combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial business combination, the Founder Shares will be released from the Lock-up.

The Founder Shares will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the IPO, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Accordingly, the Founder Shares may not be sold, transferred, assigned, pledged or hypothecated for 180 days immediately following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the Subscriber and any such participating underwriter or selected dealer nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person during such 180-day period.

6.3.     Restrictive Legends. All certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

6.4.     Additional Founder Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in a form other than Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Founder Shares subject to this Section 6 or into which such Founder Shares thereby become convertible shall immediately be subject to this Section 6 and Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Founder Shares subject to this Section 6 and Section 4.

6.5.     Registration Rights. Each Transferee acknowledges that the Founder Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO.

7.	MISCELLANEOUS

7.1     Further Assurances. Each Transferee agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.2     Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

7.3     Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between each Transferee and the Company, substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between such Transferee and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.4     Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.5     Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.6     Assignment. The rights and obligations under this Agreement may not be assigned by any Transferee without the prior written consent of the Company.

7.7     Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

7.8     Governing Law; Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Transferor and Transferee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7.9     Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.10     No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11     Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.12     No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.13     Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14.     Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15     Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

8.	VOTING AND REDEMPTION OF FOUNDER SHARES

Each Transferee agrees to vote the Founder Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Founder Shares. Additionally, each Transferee agrees not to redeem any Founder Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

9.	INDEMNIFICATION

Each party shall indemnify the other against any loss, cost or damages (including reasonable and documented attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Transfer Agreement and Consent to be executed as of the date first above written.

COMPANY:

Agreed and accepted by:
GigCapital2, Inc.

By:	/s/ Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Address:	2479 E. Bayshore Rd., Suite 200 Palo Alto, CA 94303

TRANSFEROR:

GigAcquisitions2, LLC

By:	/s/ Avi Katz
Name:	Dr. Avi Katz
Title:	Manager

Address:	2479 E. Bayshore Rd., Suite 200 Palo Alto, CA 94303

Northland Gig 2 Investment LLC

By:	/s/ Randy Nitzsche
Name:	Randy Nitzsche
Title:	Chief Executive Officer

Address:

TRANSFEREES:

EarlyBirdCapital, Inc.

By:	/s/ Steven Levine
Name:	Steven Levine
Title:	CEO & Head of Investment Banking

Address:	366 Madison Ave., 8th Fl New York, NY 10017

SIGNATURE PAGE – GIGCAPITAL2, INC. – STOCK TRANSFER AGREEMENT AND CONSENT

Steven Levine

By:	/s/ Steven Levine

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

David Nusbaum

By:	/s/ David Nusbaum

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Ed Kovary

By:	/s/ Ed Kovary

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Mike Powell

By:	/s/ Mike Powell

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Mauro Conijeski

By:	/s/ Mauro Conijeski

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

SIGNATURE PAGE – GIGCAPITAL2, INC. – STOCK TRANSFER AGREEMENT AND CONSENT

Jillian Carter

By:	/s/ Jillian Carter

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Eileen Moore

By:	/s/ Eileen Moore

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Amy Kaufmann

By:	/s/ Amy Kaufmann

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

Gleeson Cox

By:	/s/ Gleeson Cox

Address:	c/o EarlyBirdCapital, Inc. 366 Madison Ave, 8th Floor New York, NY 10017

SIGNATURE PAGE – GIGCAPITAL2, INC. – STOCK TRANSFER AGREEMENT AND CONSENT

SCHEDULE 1

ALLOCATIONS AMONGST EARLYBIRDCAPITAL, INC. AND AFFILIATES

Transferee	GigAcquisitions2		Northland		Shares Subject to Forfeiture
	Number of Founder Shares	Consideration Amount	Number of Founder Shares	Consideration Amount
EarlyBirdCapital, Inc.	34,022	$227.88	15,978	$107.02	6,522
Steven Levine	8,505	$56.97	3,995	$26.76	1,630
David Nusbaum	8,505	$56.97	3,995	$26.76	1,630
Ed Kovary	8,505	$56.97	3,995	$26.76	1,630
Mike Powell	3,062	$20.51	1,438	$9.63	588
Mauro Conijeski	2,041	$13.67	959	$6.42	391
Jillian Carter	1,361	$9.11	639	$4.29	262
Eileen Moore	680	$4.55	320	$2.14	130
Amy Kaufmann	680	$4.55	320	$2.14	130
Gleeson Cox	680	$4.55	320	$2.14	130

Totals:	68,041	$455.73	31,959	$214.06	13,044